FOIA confidential treatment requested: [***] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

Exhibit 4.12

FIRST AMENDMENT TO

TECHNOLOGY TRANSFER AND TECHNOLOGY LICENSE AGREEMENT

AND STATEMENT OF WORK

This Amendment is made effective as of April 20, 2009 by and between INTERDIGITAL COMMUNICATIONS, LLC, a Pennsylvania limited liability company (“IDC”), with its principal place of business at 781 Third Avenue, King of Prussia, Pennsylvania 19406-1409, INTERDIGITAL TECHNOLOGY CORPORATION, a Delaware corporation with its principal place of business in Wilmington, Delaware, USA (“ITC”) and SPREADTRUM COMMUNICATIONS, INC., a Cayman Islands corporation on behalf of itself and its Affiliates (“Spreadtrum”). The above entities are collectively referred to as the “Parties”, and IDC and ITC are collectively referred to as “InterDigital”.

BACKGROUND

WHEREAS, the Parties entered into a Technology Transfer and Technology License Agreement dated and effective January 22, 2008 (the “Original Agreement”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Original Agreement;

WHEREAS, the Parties now wish to amend the payment terms under the Original Agreement and to provide for certain additional deliveries thereunder;

NOW THEREFORE, in consideration of the mutual covenants contained herein and the Original Agreement, the Parties intending to be legally bound, hereby agree as follows:

1.	Spreadtrum agrees to pay InterDigital [***] on or before [***] which payment the parties agree shall satisfy Spreadtrum’s obligations under 6.1.3 and 6.1.4 of the Original Agreement. If Spreadtrum fails to make the foregoing payment by [***], then this Amendment shall be null and void and InterDigital shall be entitled to pursue its rights and remedies under the Original Agreement as though the Parties never entered into this Amendment.

2.	Subject to InterDigital’s receipt of the payment described in Paragraph 1, InterDigital agrees to provide, [***] Software and Technology, [***] Software and Technology, and the [***] Software and Technology (the “Updated Software”) [***].

FOIA confidential treatment requested: [***] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

3.	During a [***] period commencing on the date the Updated Software is delivered to Spreadtrum (the “Review Period”) InterDigital shall use reasonable commercial efforts to resolve any issue identified by Spreadtrum which causes the Updated Software to be unable to pass the acceptance testing as set forth in the Acceptance Criteria in Section 4.2 of the Statement of Work (a “Critical Bug”). Spreadtrum shall provide written notification to InterDigital upon identification of any such Critical Bug, [***]. If InterDigital is not able to resolve any such Critical Bug within [***] of Spreadtrum’s notification, InterDigital agrees to refund [***] to Spreadtrum. [***]

4.	Upon Spreadtrum’s written request, which request must be received by InterDigital during the Review Period or the [***] period immediately thereafter, InterDigital shall, within a reasonable period of time, provide certain design materials which will allow Spreadtrum to incorporate the [***] feature into their existing [***] design. This design material will be provided, in InterDigital’s sole discretion, in the form of [***]. This design material shall hereinafter be collectively referred to as the “[***] Design Material”. The [***] Design Material shall be deemed an “as is” Deliverable, as described in Section 3.1.1, and shall be provided with no obligation of Support.

5.	The Parties agree that the [***] payment due pursuant to Section 6.1.5 of the Original Agreement shall be due and payable [***], provided however, if Spreadtrum requests delivery of the [***] Design Material as provided in Section 4 of this Amendment, this payment of [***] shall be accelerated and shall be due immediately upon InterDigital’s delivery of the [***].

6.	The Parties agree that the [***] payment due pursuant to Section 6.1.6 of the Original Agreement shall be due and payable [***].

7.	The Parties agree that Section 6.4.3 shall be amended to provide the following:

[***]

8.	The Parties agree that Section 1 and 5.1 of the Statement of Work shall be amended to provide that, as of the date hereof, technology transfer support will be considered as only those support activities needed to ensure that the Updated Code shall comply with the Acceptance Criteria set forth in Section 4.2 hereof. The Parties further agree that InterDigital shall be relieved of any Support obligation outside of the scope of the foregoing sentence.

All other terms and conditions of the Original Agreement shall remain in full force and effect.

FOIA confidential treatment requested: [***] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

IN WITNESS WHEREOF, the Parties have executed this Amendment effective as of the date first above written.

INTERDIGITAL COMMUNICATIONS, LLC

By:	/s/ Mark Lemmo
Title:	Executive Vice President

INTERDIGITAL TECHNOLOGY CORPORATION

By:	/s/ Alan R. Hartman
Title:	Vice President and Controller

SPREADTRUM COMMUNICATIONS, INC.

By:	/s/ Leo Li
Title:	Chief Executive Officer